UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 20, 2017, Akoustis Technologies, Inc. (the “Company”) executed a purchase order (the “Purchase Order”) to purchase a thin film material deposition tool, which will be used to grow thin film materials for the Company’s RF Filter applications (the “Deposition Tool”), from AIXTRON, Inc. (“AIXTRON”) for an aggregate purchase price of $2.1 million, exclusive of materials necessary for the installation and completion of commissioning the Deposition Tool’s use. The Company will also be responsible for the costs of international shipment, import, and onsite preparation for installation and delivery.

The Company has remitted a $630,000 deposit on the Deposition Tool, as required by the terms and conditions of the Purchase Order, and the Company expects to satisfy the remainder of the purchase price with either cash on hand and/or through debt financing. The final payment will be due upon signed final acceptance of the Deposition Tool at our New York facility, but no later than 90 days after the scheduled shipment, which is scheduled to occur in the late third quarter or early fourth quarter of 2017. Failure to satisfy the Company’s obligations under the Purchase Order could subject the Company to liquidated damages in the amount of 8% of the purchase price.

Performance of the Deposition Tool is required to be demonstrated to mutually agreed and defined performance specifications. The Deposition Tool will be subject to three acceptance tests to prove that it meets the agreed specifications related to system hardware, software, and basic functionality. If the installation and acceptance tests cannot be completed within six months from the scheduled shipment date, unless such delay is agreed to in writing or caused by AIXTRON or certain other events, the Company must reimburse AIXTRON for the additional costs for the installation and commissioning of the Deposition Tool. In addition, the Company is required to indemnify AIXTRON and its agents, employees, or subcontractors for certain injuries and damages, if any, incurred by them during the performance of their duties under the sales terms and conditions attached to the Purchase Order.

The purchase of the Deposition Tool is governed by the laws of the Federal Republic of Germany, excluding its conflicts of laws rules and excluding the United Nations Convention on Contracts for the International Sale of Goods.

The foregoing description of the Purchase Order is qualified in its entirety by reference to the Purchase Order, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Purchase Order for Deposition Tool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  June 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Order for Deposition Tool